EXHIBIT 4-9











                           ARVIN INDUSTRIES, INC.

                                     AND

                          _________________________


                         AS PURCHASE CONTRACT AGENT

                                ------------

                     FORM OF PURCHASE CONTRACT AGREEMENT

                                ------------

                       DATED AS OF
                                  ------------

      =================================================================



                              TABLE OF CONTENTS

                                                                     Page
                                                                     ----
   RECITALS


   ARTICLE I Definitions and Other Provisions of General Applications.  1
        Section 1.1.   Definitions. . . . . . . . . . . . .. . . . . .  1
        Section 1.2.   Compliance Certificates and Opinions. . . . . .  6
        Section 1.3.   Form of Documents Delivered to Agent. . . . . .  6
        Section 1.4.   Acts of Holders; Record Dates . . . . . . . . .  6
        Section 1.5.   Notices . . . . . . . . . . . . . . . . . . . .  7
        Section 1.6.   Notice to Holders; Waiver . . . . . . . . . . .  7
        Section 1.7.   Effect of Headings and Table of Contents  . . .  8
        Section 1.8.   Successors and Assigns  . . . . . . . . . . . .  8
        Section 1.9.   Separability Clause . . . . . . . . . . . . . .  8
        Section 1.10.  Benefits of Agreement . . . . . . . . . . . . .  8
        Section 1.11.  Governing Law . . . . . . . . . . . . . . . . .  8
        Section 1.12.  Legal Holidays  . . . . . . . . . . . . . . . .  8
        Section 1.13.  Counterparts  . . . . . . . . . . . . . . . . .  8
        Section 1.14.  Inspection of Agreement . . . . . . . . . . . .  8

   ARTICLE II Certificate Forms  . . . . . . . . . . . . . . . . . . .  9
        Section 2.1.   Forms of Certificates Generally . . . . . . . .  9
        Section 2.2.   Form of Agent's Certificate of Authentication .  9

   ARTICLE III The Securities  . . . . . . . . . . . . . . . . . . . .  9
        Section 3.1.   Title and Terms; Denominations  . . . . . . . .  9
        Section 3.2.   Rights and Obligations Evidenced by the
                       Certificates  . . . . . . . . . . . . . . . . .  9
        Section 3.3.   Execution, Authentication, Delivery and Dating  10
        Section 3.4.   Temporary Certificates  . . . . . . . . . . . . 10
        Section 3.5.   Registration; Registration of Transfer and
                       Exchange  . . . . . . . . . . . . . . . . . . . 11
        Section 3.6.   Book-Entry Interests  . . . . . . . . . . . . . 11
        Section 3.7.   Notices to Holders  . . . . . . . . . . . . . . 12
        Section 3.8.   Appointment of Successor Clearing Agency  . . . 12
        Section 3.9.   Definitive Certificates . . . . . . . . . . . . 12
        Section 3.10.  Mutilated, Destroyed, Lost and Stolen
                       Certificates  . . . . . . . . . . . . . . . . . 12
        Section 3.11.  Persons Deemed Owners . . . . . . . . . . . . . 13
        Section 3.12.  Cancellation  . . . . . . . . . . . . . . . . . 13
        Section 3.13.  Establishment or Reestablishment of Type B
                       Securities  . . . . . . . . . . . . . . . . . . 13
        Section 3.14.  Establishment or Reestablishment of Type A
                       Securities  . . . . . . . . . . . . . . . . . . 14
        Section 3.15.  Transfer of Collateral upon Occurrence of
                       Termination Event . . . . . . . . . . . . . . . 15
        Section 3.16.  No Consent to Assumption  . . . . . . . . . . . 15

   ARTICLE IV The Debt Securities  . . . . . . . . . . . . . . . . . . 16
        Section 4.1.   Payment of Interest; Rights to Interest Preserved
                       Interest Rate Reset Notice  . . . . . . . . . . 16
        Section 4.2.   Notice and Voting . . . . . . . . . . . . . . . 16
        Section 4.3.   Tax Event Redemption  . . . . . . . . . . . . . 17

   ARTICLE V The Purchase Contracts  . . . . . . . . . . . . . . . . . 17
        Section 5.1.   Purchase of Common Shares . . . . . . . . . . . 17
        Section 5.2.   Contract Adjustment Payments  . . . . . . . . . 18
        Section 5.3.   Deferral of Payment Dates For Contract Adjustment
                       Payments  . . . . . . . . . . . . . . . . . . . 18
        Section 5.4.   Payment of Purchase Price . . . . . . . . . . . 19
        Section 5.5.   Issuance of Common Shares . . . . . . . . . . . 21
        Section 5.6.   Adjustment of Settlement Rate . . . . . . . . . 21
        Section 5.7.   Notice of Adjustments and Certain Other Events  24
        Section 5.8.   Termination Event; Notice . . . . . . . . . . . 25
        Section 5.9.   Early Settlement  . . . . . . . . . . . . . . . 25
        Section 5.10.  No Fractional Shares  . . . . . . . . . . . . . 26
        Section 5.11.  Charges and Taxes . . . . . . . . . . . . . . . 26

   ARTICLE VI Remedies . . . . . . . . . . . . . . . . . . . . . . . . 26
        Section 6.1. Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Common Shares
                                                                       26
        Section 6.2.   Restoration of Rights and Remedies  . . . . . . 26
        Section 6.3.   Rights and Remedies Cumulative  . . . . . . . . 27
        Section 6.4.   Delay or Omission Not Waiver  . . . . . . . . . 27
        Section 6.5.   Undertaking for Costs . . . . . . . . . . . . . 27
        Section 6.6.   Waiver of Stay or Extension Laws  . . . . . . . 27

   ARTICLE VII THE AGENT . . . . . . . . . . . . . . . . . . . . . . . 27
        Section 7.1.   Certain Duties and Responsibilities . . . . . . 27
        Section 7.2.   Notice of Default . . . . . . . . . . . . . . . 28
        Section 7.3.   Certain Rights of Agent . . . . . . . . . . . . 28
        Section 7.4.   Not Responsible for Recitals or Issuance of
                       Securities  . . . . . . . . . . . . . . . . . . 28
        Section 7.5.   May Hold Securities . . . . . . . . . . . . . . 28
        Section 7.6.   Money Held in Custody . . . . . . . . . . . . . 29
        Section 7.7.   Compensation and Reimbursement  . . . . . . . . 29
        Section 7.8.   Corporate Agent Required; Eligibility . . . . . 29
        Section 7.9.   Resignation and Removal; Appointment of Successor
                                                                       29
        Section 7.10.  Acceptance of Appointment by Successor  . . . . 30
        Section 7.11.  Merger, Conversion, Consolidation or Succession to
                       Business  . . . . . . . . . . . . . . . . . . . 30
        Section 7.12.  Preservation of Information; Communications to
                       Holders . . . . . . . . . . . . . . . . . . . . 30
        Section 7.13.  No Obligations of Agent . . . . . . . . . . . . 30
        Section 7.14.  Tax Compliance  . . . . . . . . . . . . . . . . 31

   ARTICLE VIII Supplemental Agreements  . . . . . . . . . . . . . . . 31
        Section 8.1.   Supplemental Agreements Without Consent of
                       Holders . . . . . . . . . . . . . . . . . . . . 31
        Section 8.2.   Supplemental Agreements with Consent of Holders 31

        Section 8.3.   Execution of Supplemental Agreements  . . . . . 32
        Section 8.4.   Effect of Supplemental Agreements . . . . . . . 32
        Section 8.5.   Reference to Supplemental Agreements  . . . . . 32


   ARTICLE IX Consolidation, Merger, Sale or Conveyance  . . . . . . . 32
        Section 9.1. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions . . . 32
        Section 9.2.   Rights and Duties of Successor Corporation  . . 32
        Section 9.3.   Opinion of Counsel Given to Agent . . . . . . . 33

   ARTICLE X Covenants . . . . . . . . . . . . . . . . . . . . . . . . 33
        Section 10.1.  Performance Under Purchase Contracts  . . . . . 33
        Section 10.2.  Maintenance of Office or Agency . . . . . . . . 33
        Section 10.3.  Company to Reserve Common Shares  . . . . . . . 33
        Section 10.4.  Covenants as to Common Shares . . . . . . . . . 33

   EXHIBIT A Form of Type A Certificate
   EXHIBIT B Form of Type B Certificate
   EXHIBIT C Instruction to Collateral Agent
   EXHIBIT D Instruction to Purchase Contract Agent
   EXHIBIT E Notice to Settle with Separate Cash

        FORM OF PURCHASE CONTRACT AGREEMENT, dated as of ______, ____, between Arvin Industries, Inc., an Indiana corporation (the
   "Company"), and _______________________________, acting as purchase contract agent for the Holders of Securities from time to time (the
   "Agent").

                                  RECITALS

   The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Securities.

   All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done.

                                 WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed as follows:

                                  ARTICLE I

                      Definitions and Other Provisions
                           of General Applications

   Section 1.1.Definitions.

   For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

   (a)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and nouns and pronouns of the masculine gender include the feminine and neuter genders;

        (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

        (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

        (d) the following terms have the meanings given to them in the Officer's Certificate: (i) Applicable Ownership Interest; (ii) Applicable Principal Amount; (iii) Purchase Contract Settlement Date;
   (iv) Redemption Amount; (v) Redemption Price; (vi) Reset Announcement Date; (vii) Reset Rate; (viii) Reset Spread; (ix) Tax Event; (x) Tax Event Redemption; (xi) Tax Event Redemption Date; (xii) Two-Year Benchmark Treasury; and (xiii) Treasury Portfolio; and



        (e)  the following terms have the meanings given to them in this
   Section 1.1(e).

             "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

             "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act or any successor rule thereunder.

             "Agent" means the Person named as the "Agent" in the first paragraph of this instrument until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Agent" shall mean such Person.

             "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

             "Applicable Market Value" has the meaning specified in
   Section 5.1.

             "Authorized Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer or agent of the Company duly authorized by the Board of Directors to act in respect of matters relating to this Agreement.

             "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

             "Beneficial Owner" means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

             "Board of Directors" means the board of directors of the Company or a duly authorized committee of that board.

             "Board Resolution" means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Agent.

             "Book-Entry Interest" means a beneficial interest in a Global Certificate, ownership and transfers of which shall be maintained and made through book entries by a Clearing Agency as described in Section 3.6.

             "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in ____________________ (in the State of ___________________) are permitted or required by any applicable law to close.

             "Cash Settlement" has the meaning set forth in Section
   5.4(a)(i).

             "Certificate" means a Type A Certificate or a Type B
   Certificate.

             "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as a depositary for the Securities and in whose name, or in the name of a nominee of that organization, shall be registered a Global Certificate and which shall undertake to effect book entry transfers and pledges of the Securities.

             "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

             "Closing Price" has the meaning specified in Section 5.1.

             "Collateral" has the meaning specified in Section 2.1 of the Pledge Agreement.

             "Collateral Agent" means ___________________________, as
   Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

             "Collateral Substitution" has the meaning specified in
   Section 3.13.

             "Common Shares" means the Common Shares, $2.50 par value, of the Company.

             "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter "Company" shall mean such successor.

             "Company Certificate" means a certificate signed by an Authorized Officer and delivered to the Agent.

             "Contract Adjustment Payments" means the fee payable by the Company in respect of each Purchase Contract issued in connection with
   Type B Securities, equal to   % per annum of the Stated ___________
   Amount, computed on the basis of a 360 day year of twelve 30 day months, plus any Deferred Contract Adjustment Payments accrued pursuant to Section 5.2.

             "Corporate Trust Office" means the principal corporate trust office of the Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at _______________________________.

             "Coupon Rate" means the percentage rate per annum at which each Debt Security will bear interest initially.

             "Current Market Price" has the meaning specified in Section 5.6(a)(8).

             "Debt Securities" means the series of debt securities of the Company designated the _________% Senior Notes due _________, to be issued under the Indenture as of the date hereof.

             "Deferred Contract Adjustment Payments" has the meaning specified in Section 5.3.

             "Depositary" means, initially, DTC until another Clearing Agency becomes its successor.

             "DTC" means The Depository Trust Company, the initial Clearing Agency.

             "Early Settlement" has the meaning specified in Section
   5.9(a).

             "Early Settlement Amount" has the meaning specified in
   Section 5.9(a).

             "Early Settlement Date" has the meaning specified in Section
   5.9(a).

             "Early Settlement Rate" has the meaning specified in Section
   5.9(b).

             "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

             "Expiration Date" has the meaning specified in Section 1.4.

             "Expiration Time" has the meaning specified in Section
   5.6(a)(6).

             "Failed Remarketing" has the meaning specified in Section
   5.4(b).

             "Global Debt Security Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Debt Securities specified on such certificate and which is registered in the name of a Clearing Agency or a nominee thereof.

             "Global Certificate" means a Certificate that evidences all or part of the Securities and is registered in the name of a Depositary or a nominee thereof.

             "Holder," when used with respect to a Security, means the Person in whose name the Security evidenced by an Type A Certificate and/or a Type B Certificate is registered in the related Type A Register and/or the Type B Register, as the case may be.

             "Indenture" means _______________________________.

             "Indenture Trustee" means___________________, as trustee under the Indenture, or any successor thereto.

             "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Agent.

             "NYSE" has the meaning specified in Section 5.1.

             "Officer's Certificate" means a certificate signed by an authorized signatory of the Company establishing the terms of the debt securities of any series pursuant to the Indenture.

             "Opinion of Counsel" means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or an Affiliate and who shall be reasonably acceptable to the Agent.

             "Outstanding Securities," with respect to any Type A
   Securities and Type B Securities means, as of the date of determination, all Type A Securities or Type B Securities evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

             (i)  If a Termination Event has occurred, (A) Type B
   Securities and (B) Type A Securities for which the Stated Amount of the related Debt Security or the appropriate Applicable Ownership Interest of the Treasury Portfolio has been theretofore deposited with the Agent in trust for the Holders of such Type A Securities;

             (ii) Type A Securities and Type B Securities evidenced by Certificates theretofore cancelled by the Agent or delivered to the Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

             (iii) Type A Securities and Type B Securities evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Certificate is held by a bona fide purchaser in whose hands the Type A Securities or Type B Securities evidenced by such Certificate are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite number of the Type A Securities or Type B Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Type A Securities or Type B Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Type A Securities or Type B Securities which a Responsible Officer of the Agent knows to be so owned shall be so disregarded. Type A Securities or Type B Securities so owned which have been pledged in good faith may be regarded as Outstanding Securities if the pledgee establishes to the satisfaction of the Agent the pledgee's right so to act with respect to such Type A Securities or Type B Securities and that the pledgee is not the Company or any Affiliate of the Company.

             "Payment Date" means each _________________________,
   commencing ________________, ____.

             "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

             "Permitted Investments" has the meaning set forth in Section 1 of the Pledge Agreement.

             "Pledge" means the pledge under the Pledge Agreement of the Debt Securities, the Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, in each case constituting a part of the Securities.

             "Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Securities.

             "Predecessor Certificate" means a Predecessor Type A
   Certificate or a Predecessor Type B Certificate.

             "Predecessor Type A Certificate" of any particular Type A Certificate means every previous Type A Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Type A Security evidenced thereby; and, for the purposes of this definition, any Type A Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Type A Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Type A Certificate.

             "Predecessor Type B Certificate" of any particular Type B Certificate means every previous Type B Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Type B Securities evidenced thereby; and, for the purposes of this definition, any Type B Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Type B Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Type B Certificate.

             "Proceeds" has the meaning set forth in Section 1 of the Pledge Agreement.

             "Purchase Contract," when used with respect to any Security, means the contract forming a part of such Security and obligating the Company to (i) sell and the Holder of such Security to purchase Common Shares and (ii) pay the Holder Contract Adjustment Payments, if any, on the terms and subject to the conditions set forth in Article Five hereof.

             "Purchase Contract Settlement Fund" has the meaning specified in Section 5.5.

             "Purchase Price" has the meaning specified in Section 5.1.

             "Purchased Shares" has the meaning specified in Section
   5.6(a)(6).

             "Record Date" for the distribution and Contract Adjustment Payments payable on any Payment Date means, as to any Global Certificate, the Business Day next preceding such Payment Date, and as to any other Certificate, a day selected by the Company which shall be more than one Business Day but less than 60 Business Days prior to such Payment Date.

             "Register" means the Type A Register and the Type B
   Register.

             "Registrar" means the Type A Registrar and the Type B
   Registrar.

             "Remarketing Agent" has the meaning specified in Section
   5.4.

             "Remarketing Agreement" means the Remarketing Agreement dated _____________, ____ by and between the Company, the Trust, the Remarketing Agent and the Purchase Contract Agent.

             "Remarketing Fee" has the meaning specified in Section 5.4.

             "Remarketing Underwriting Agreement" has the meaning specified in the Remarketing Agreement.

             "Reorganization Event" has the meaning specified in Section
   5.6(b).

             "Responsible Officer," when used with respect to the Agent, means any officer of the Agent assigned by the Agent to administer its corporate trust matters.

             "Security" means a Type A Security or a Type B Security.

             "Senior Indebtedness" means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the Contract Adjustment Payments.

             "Settlement Rate" has the meaning specified in Section 5.1.

             "Stated Amount" means $___________.

             "Termination Date" means the date, if any, on which a Termination Event occurs.

             "Termination Event" means the occurrence of any of the following events: (i) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable Federal or State law, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days; or (ii) at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and, unless such judgment, decree or order shall have been entered within 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or (iii) at any time on or prior to the Purchase Contract Settlement Date the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

             "Threshold Appreciation Price" has the meaning specified in
   Section 5.1.

             "TIA" means the Trust Indenture Act of 1939, as amended, or any successor statute.

             "Trading Day" has the meaning specified in Section 5.1.

             "Treasury Security" means zero-coupon U.S. Treasury
   Securities (CUSIP Number _________________) which are the principal strip of the U.S. Treasury Securities which mature on
   __________________.

             "Type A Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Type A Securities specified on such certificate.

             "Type A Register" and "Type A Registrar" have the respective meanings specified in Section 3.5.

             "Type A Security" means the collective rights and obligations of a Holder of a Type A Certificate in respect of a Debt Security or an appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject in each case to the Pledge thereof, and the related Purchase Contract.

             "Type B Certificate" means a certificate evidencing the rights and obligations of a Holder in respect of the number of Type B Security specified on such certificate.

             "Type B Register" and "Type B Registrar" have the respective meanings specified in Section 3.5.

             "Type B Security" means, following the substitution of one or more Treasury Securities for Debt Securities or for the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, as collateral to secure a holder's obligations under a Purchase Contract, the collective rights and obligations of a holder of a Type B Certificate in respect of such Treasury Securities, subject in each case to the Pledge thereof, and the related Purchase Contract.

             "Underwriting Agreement" means the Underwriting Agreement dated ______________, ____ among the Company, ______________________________ and _______________________________.

             "Vice President" means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."


   Section 1.2.   Compliance Certificates and Opinions.

        Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent to take any action under any provision of this Agreement, the Company shall furnish to the Agent a Company Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

        (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

        (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

   Section 1.3.   Form of Documents Delivered to Agent.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

   Section 1.4.   Acts of Holders; Record Dates.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Agent and the Company, if made in the manner provided in this Section.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent deems sufficient.

        (c) The ownership of Securities shall be proved by the Type A Register or the Type B Register, as the case may be.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

        (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Type A Securities and the Outstanding Type B Securities, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Type A Securities or the Type B Securities as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite number of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Agent in writing and to each Holder of Securities in the manner set forth in Section 1.6.

        With respect to any record date set pursuant to this Section, the Company may designate any date as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Agent in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

   Section 1.5.   Notices.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

        (1) the Agent by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the

   Agent at __________________, Attention: _________________, or at any
   other address previously furnished in writing by the Agent to the Holders and the Company; or

        (2) the Company by the Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, to the Company at Arvin Industries, Inc., One Noblitt Plaza, Box 3000, Columbus, Indiana 47202, Attention: Secretary, or at any other address previously furnished in writing to the Agent by the Company; or

        (3) the Collateral Agent by the Agent, the Company or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Collateral Agent at _______________________, or at any other address previously furnished in writing by the Collateral Agent to the Agent, the Company and the Holders; or

        (4) the Indenture Trustee by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first-class postage prepaid, addressed to the Indenture Trustee at ___________________________, Attention: -------------------
   other address previously furnished in writing by the Indenture Trustee to the Company.

   Section 1.6.   Notice to Holders; Waiver.

        Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the applicable Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

   Section 1.7.   Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

   Section 1.8.   Successors and Assigns.

        All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

   Section 1.9.   Separability Clause.

        In case any provision in this Agreement or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

   Section 1.10.  Benefits of Agreement.

        Nothing in this Agreement or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Securities evidenced by their Certificates by their acceptance of delivery of such Certificates.

   Section 1.11.  Governing Law.

        THIS AGREEMENT AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _____________.

   Section 1.12.  Legal Holidays.

        In any case where any Payment Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or the Type A Certificates or the Type B Certificates) payment of the Contract Adjustment Payments, if any, shall not be made on such date, but such payments shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company or any Holder for the period from and after any such Payment Date, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

        In any case where any Purchase Contract Settlement Date shall not be a Business Day, then (notwithstanding any other provision of th^G50 is Agreement, the Type A Certificates or the Type B Certificates), the Purchase Contracts shall not be performed on such date, but the Purchase Contracts shall be performed on the immediately following Business Day with the same force and effect as if performed on the Purchase Contract Settlement Date.

   Section 1.13.  Counterparts.

        This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

   Section 1.14.  Inspection of Agreement.

        A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

                                 ARTICLE II

                              Certificate Forms

   Section 2.1.   Forms of Certificates Generally.

        The Type A Certificates (including the form of Purchase Contract forming part of the Type A Securities evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Type A Securities are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Type A Certificates, as evidenced by their execution of the Type A Certificates.

        The definitive Type A Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Type A Securities evidenced by such Type A Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

        The Type B Certificates (including the form of Purchase Contracts forming part of the Type B Securities evidenced thereby) shall be in substantially the form set forth in Exhibit B hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Type B Securities may be listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Type B Certificates, as evidenced by their execution of the Type B Certificates.

        The definitive Type B Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Type B Securities evidenced by such Type B Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

        Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

        THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

   Section 2.2.   Form of Agent's Certificate of Authentication.

        The form of the Agent's certificate of authentication of the Type A Securities shall be in substantially the form set forth on the form of the Type A Certificates.

        The form of the Agent's certificate of authentication of the Type B Securities shall be in substantially the form set forth on the form of the Type B Certificates.


                                 ARTICLE III

                               The Securities

   Section 3.1.   Title and Terms; Denominations.

        The aggregate number of Type A Securities and Type B Securities evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to
   Section 3.4, 3.5, 3.10, 3.13, 3.14, 5.9 or 8.5.

        The Certificates shall be issuable only in registered form and only in denominations of a single Type A Security or Type B Security and any integral multiple thereof.

   Section 3.2.   Rights and Obligations Evidenced by the Certificates.

        Each Type A Certificate shall evidence the number of Type A Securities specified therein, with each such Type A Security representing the ownership by the Holder thereof of a beneficial interest in a Debt Security or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, subject to the Pledge of such Debt Security or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Agent as attorney-in-fact for, and on behalf of, the Holder of each Type A Security shall pledge, pursuant to the Pledge Agreement, the Debt Security or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming a part of such Type A Security, to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title, and interest of such Holder in such Debt Security or the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for the benefit of the Company, to secure the obligation of the Holder under each Purchase Contract to purchase the Common Shares of the Company.

        Each Type B Certificate shall evidence the number of Type B Securities specified therein, with each such Type B Security representing the ownership by the Holder thereof of a 1/100 undivided beneficial interest in a Treasury Security with a principal amount equal to $1,000 subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and the rights and obligations of the Holder thereof and the Company under one Purchase Contract.

   Section 3.3.   Execution, Authentication, Delivery and Dating.

        Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

        The Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, or its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Certificates may be manual or facsimile.

        Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

        No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized signatory of the Agent, as such Holder's attorney-in-fact. Such signature by an authorized signatory of the Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

        Each Certificate shall be dated the date of its authentication.

        No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

   Section 3.4.   Temporary Certificates.

        Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Type A Securities or Type B Securities are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

        If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Type A Securities or Type B Securities, as the case may be, as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Type A Securities or Type B

   Securities, as the case may be, evidenced thereby as definitive
   Certificates.

   Section 3.5.   Registration; Registration of Transfer and Exchange.

        The Agent shall keep at the Corporate Trust Office a Register (the "Type A Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Type A Certificates and of transfers of Type A Certificates (the Agent, in such capacity, the "Type A Registrar") and a Register (the "Type B Register") in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of the Type B Certificates and transfers of Type B Certificates (the Agent, in such capacity, the "Type B Registrar").

        Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Type A Securities or Type B Securities, as the case may be.

        At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Type A Securities or Type B Securities, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

        All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Type A Securities or Type B Securities, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Type A Securities or Type B Securities, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

        Every Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.6 and 8.5 not involving any transfer.

        Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the Common Shares issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate, (ii) in the case of Type A Securities, if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the aggregate Stated Amount of the Debt Securities or the Treasury Portfolio, as applicable, evidenced thereby, or (iii) in the case of Type B Securities, if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Treasury Securities evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

   Section 3.6.   Book-Entry Interests.

        The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary by, or on behalf of, the Company. Such Global Certificate shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner's interest in such Global Certificate, except as provided in Section 3.9. The Agent shall enter into an agreement with the Depositary if so requested by the Company. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.9:

        (a) the provisions of this Section 3.6 shall be in full force and effect;

        (b) the Company shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Contract Adjustment Payments, if any, and receiving approvals, votes or consents hereunder) as the Holder of the Securities and the sole holder of the Global Certificate(s) and shall have no obligation to the Beneficial Owners;

        (c) to the extent that the provisions of this Section 3.6 conflict with any other provisions of this Agreement, the provisions of this Section 3.6 shall control; and

        (d) the rights of the Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants. The Clearing Agency will make book entry transfers among Clearing Agency Participants and receive and transmit payments of Contract Adjustment Payments to such Clearing Agency Participants.

   Section 3.7.   Notices to Holders.

        Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company's agent shall give such notices and communications to the Holders and, with respect to any Securities registered in the name of a Clearing Agency or the nominee of a Clearing Agency, the Company or the Company's agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

   Section 3.8.   Appointment of Successor Clearing Agency.

        If any Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities, the Company may, in its sole discretion, appoint a successor Clearing Agency with respect to the Securities.

   Section 3.9.   Definitive Certificates.

        If (i) a Clearing Agency elects to discontinue its services as securities depositary with respect to the Securities and a successor Clearing Agency is not appointed within 90 days after such discontinuance pursuant to Section 3.8, (ii) the Company elects to terminate the book-entry system through the Clearing Agency with respect to the Securities, or (iii) there shall have occurred and be continuing a default by the Company in respect of its obligations under one or more Purchase Contracts, then upon surrender of the Global Certificates representing the Book-Entry Interests with respect to the Securities by the Clearing Agency, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Clearing Agency. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be protected in relying on, such instructions.

   Section 3.10.  Mutilated, Destroyed, Lost and Stolen Certificates.

        If any mutilated Certificate is surrendered to the Agent, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate at the cost of the Holder, evidencing the same number of Type A Securities or Type B Securities, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity at the cost of the Holder as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Agent that such Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Agent, and the Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Type A Securities or Type B Securities, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

        Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Agent, and the Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earlier of the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Agent shall (i) if the Purchase Contract Settlement Date has occurred, deliver the Common Shares issuable in respect of the Purchase Contracts forming a part of the Securities evidenced by such Certificate, or (ii) if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Debt Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Article Five hereof.

        Upon the issuance of any new Certificate under this Section, the Company and the Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

        Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Security evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

   Section 3.11.  Persons Deemed Owners.

        Prior to due presentment of a Certificate for registration of transfer, the Company and the Agent, and any agent of the Company or the Agent, may treat the Person in whose name such Certificate is registered as the owner of the Type A Securities or Type B Securities evidenced thereby, for the purpose of receiving interest on the Debt Securities or distributions on the maturing quarterly interest strips of the Treasury Portfolio, as applicable, receiving payments of Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any interest on the Debt Securities or the Contract Adjustment Payments payable in respect of the Purchase Contracts constituting a part of the Type A Securities or Type B Securities evidenced thereby shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Agent, nor any agent of the Company or the Agent, shall be affected by notice to the contrary.

        Notwithstanding the foregoing, with respect to any Global Certificate, nothing herein shall prevent the Company, the Agent or any agent of the Company or the Agent, from giving effect to any written certification, proxy or other authorization furnished by any Clearing Agency (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Clearing Agency and owners of beneficial interests in such Global Certificate, the operation of customary practices governing the exercise of rights of such Clearing Agency (or its nominee) as Holder of such Global Certificate.

   Section 3.12.  Cancellation.

        All Certificates surrendered for delivery of Common Shares on or after the Purchase Contract Settlement Date, upon the transfer of Debt Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to an Early Settlement, or upon the registration of a transfer or exchange of a Security, or a Collateral Substitution or the re-establishment of a Type A Security shall, if surrendered to any Person other than the Agent, be delivered to the Agent and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon Issuer Order, be promptly cancelled by the Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Agent shall upon written request be returned to the Company.

        If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Agent cancelled or for cancellation.

   Section 3.13.  Establishment or Reestablishment of Type B Securities.

        A Holder may separate the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, from the related Purchase Contracts in respect of a Type A Security by substituting for such Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of such Debt Securities or for the aggregate Stated Amount of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable (a "Collateral Substitution"), at any time from and after the date of this Agreement and on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date in the case of the Debt Securities and on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date in the case of the appropriate Applicable Ownership Interest of the Treasury Portfolio, in each case by (a) depositing with the Collateral Agent Treasury Securities having an aggregate principal amount equal to the aggregate principal amount of the Debt Securities comprising part of such Type A Securities or for the aggregate Stated Amount of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio comprising part of such Type A Securities, as the case may be, and (b) (i) by delivering cash in an amount equal to the excess of the Contract Adjustment Payments that would have accrued since the last Payment Date through the date of substitution on the Type B Securities being created by the holder, over the Contract Adjustment Payments that have accrued over the same time period on the related Type A Securities, which amount the Agent shall promptly remit to the Company, and (ii) transferring the related Type A Securities to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Type A Securities, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Upon receipt of the Treasury Securities described in clause (a) above and the instruction described in clause
   (b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will release to the Agent, on behalf of the Holder, Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, having a corresponding aggregate principal amount of such Debt Securities or aggregate Stated Amount of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, from the Pledge, free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

             (i)  cancel the related Type A Securities;

             (ii) transfer the Debt Securities or the appropriate
   Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to the Holder; and

             (iii) authenticate, execute on behalf of such Holder and deliver a Type B Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Type A Securities.

        Holders who elect to separate the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the related Purchase Contract and to substitute Treasury Securities for such Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

        Holders may make Collateral Substitutions (i) only in integral multiples of ______ Type A Securities if Debt Securities are being substituted by Treasury Securities, or (ii) only in integral multiples of _______ Type A Securities if the appropriate Applicable Ownership Interests of the Treasury Portfolio are being substituted by Treasury Securities.

        In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Type A Securities or fails to deliver a Type A Certificate(s) to the Agent after depositing Treasury Securities with the Collateral Agent, the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting a part of such Type A Security, and any interest on such Debt Securities or distributions with respect to the Applicable Ownership Interest of the Treasury Portfolio, as the case may be, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Type A Security is so transferred or the Type A Certificate is so delivered, as the case may be, or, with respect to a Type A Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Type A Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

        Except as described in this Section 3.13, for so long as the Purchase Contract underlying a Type A Security remains in effect, such

   Type A Security shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and Purchase Contract comprising such Type A Security may be acquired, and may be transferred and exchanged, only as a Type A Security.

   Section 3.14.  Establishment or Reestablishment of Type A Securities.

        A Holder of a Type B Security may create or recreate Type A Securities at any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption has not occurred, and (ii) on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption has occurred, in each case by (a) depositing with the Collateral Agent Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, having an aggregate principal amount in the case of the Debt Securities, or an aggregate Stated Amount of the appropriate Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, equal to the aggregate principal amount of the Treasury Securities comprising part of the Type B Securities and (b) transferring the related Type B Securities to the Agent accompanied by a notice to the Agent, substantially in the form of Exhibit D hereto, stating that the Holder has transferred the relevant amount of Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Agent instruct the Collateral Agent to release the Treasury Securities underlying such Type B Securities, whereupon the Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit C hereto. Upon receipt of the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, described in clause (a) above and the instruction described in clause (b) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will effect the release of the Treasury Securities having a corresponding aggregate principal amount from the Pledge to the Agent free and clear of the Company's security interest therein, and upon receipt thereof the Agent shall promptly:

             (i)  cancel the related Type B Security;

             (ii) transfer the Treasury Securities to the Holder; and

             (iii) authenticate, execute on behalf of such Holder and deliver an Type A Certificate executed by the Company in accordance with Section 3.3 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Type B Securities.

        Holders who elect to separate Treasury Securities from the related Purchase Contract and to substitute Debt Securities for such

   Treasury Securities shall be responsible for any fees or expenses payable to the Collateral Agent for its services as Collateral Agent in respect of the substitution, and the Company shall not be responsible for any such fees or expenses.

        Holders of Type B Securities may establish or reestablish Type A Securities in integral multiples of _______ Type B Securities for _______ Type A Securities if a Tax Event Redemption has not occurred, and in integral multiples of ________ Type B Securities for _______ Type A Securities if a Tax Event Redemption has occurred.

        In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Type B Securities or fails to deliver a Type B Certificate(s) to the Agent after depositing Debt Securities with the Collateral Agent, the Treasury Securities constituting a part of such Type B Security, and any interest on such Treasury Securities shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Type B Security is so transferred or the Type B Certificate is so delivered, or, with respect to a Type B Certificate, such Holder provides evidence satisfactory to the Company and the Agent that such Type B Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

        Except as provided in this Section 3.14, for so long as the Purchase Contract underlying a Type B Security remains in effect, such Type B Security shall not be separable into its constituent parts and the rights and obligations of the Holder of such Type B Security in respect of the Treasury Security and Purchase Contract comprising such Type B Security may be acquired, and may be transferred and exchanged only as a Type B Security.

   Section 3.15.  Transfer of Collateral upon Occurrence of Termination
   Event.

        Upon the occurrence of a Termination Event and the transfer to the Agent of the Debt Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Type A Securities and the Type B Securities pursuant to the terms of the Pledge Agreement, the Agent shall request transfer instructions with respect to such Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request mailed to such Holder at its address as it appears in the Type A Register or the Type B Register, as the case may be. Upon book-entry transfer of the Type A Securities or Type B Securities or delivery of a Type A Certificate or Type B Certificate to the Agent with such transfer instructions, the Agent shall transfer the Debt Securities, the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Type A Securities or Type B Securities, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions.

   In the event a Holder of Type A Securities or Type B Securities fails to effect such transfer or delivery, the Debt Securities, the appropriate Applicable Ownership Interest of the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Type A Securities or Type B Securities, as the case may be, and any interest thereon, shall be held in the name of the Agent or its nominee in trust for the benefit of such Holder, until such Type A Securities or Type B Securities are transferred or the Type A Certificate or Type B Certificate is surrendered or such Holder provides satisfactory evidence that such Type A Certificate or Type B Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Agent and the Company.

   Section 3.16.  No Consent to Assumption.

        Each Holder of a Security, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company, receiver, liquidator or a person or entity performing similar functions, its trustee in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or federal law providing for reorganization or liquidation.

                                 ARTICLE IV

                             The Debt Securities

   Section 4.1. Payment of Interest; Rights to Interest Preserved; Interest Rate Reset; Notice.

        A payment of interest on any Debt Securities or distribution with respect to the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Agent from the Collateral Agent as provided by the terms of the Pledge Agreement, be paid to the Person in whose name the Type A Certificate (or one or more Predecessor Type A Certificates) of which such Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, is a part is registered at the close of business on the Record Date for such Payment Date.

        Each Type A Certificate evidencing Debt Securities delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Type A Certificate shall carry the rights to payment of interest accrued and unpaid, and to accrue interest, which is carried by the Debt Securities underlying such other Type A Certificate.

        In the case of any Type A Security with respect to which Cash Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date pursuant to prior notice, or with respect to which Early

   Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, or with respect to which a Collateral Substitution is effected, in each case on a date that is after any Record Date and on or prior to the next succeeding Payment Date, interest on the Debt Securities or distributions with respect to the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying such Type A Securities otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement or Early Settlement or Collateral Substitution, and such interests shall, subject to receipt thereof by the Agent, be payable to the Person in whose name the Type A Certificate (or one or more Predecessor Type A Certificates) was registered at the close of business on the Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Type A Securities with respect to which Cash Settlement or Early Settlement of the underlying Purchase Contract is effected on the Business Day immediately preceding the Purchase Contract Settlement Date or an Early Settlement Date, as the case may be, or with respect to which a Collateral Substitution has been effected, payment of interest on the related Debt Securities or distributions with respect to the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that would otherwise be payable after the Purchase Contract Settlement Date or Early Settlement Date shall not be payable hereunder to the Holder of such Type A Securities; provided, however, that to the extent that such Holder continues to hold the separated Debt Securities that formerly comprised a part of such Holder's Type A Securities, such Holder shall be entitled to receive the payment of interest on such separated Debt Securities.

        The applicable Coupon Rate on the Debt Securities on and after the Purchase Contract Settlement Date will be reset on the third Business Day immediately preceding the Purchase Contract Settlement Date to the Reset Rate (such Reset Rate to be in effect on and after the Purchase Contract Settlement Date). On the Reset Announcement Date the Reset Spread and the Two-Year Benchmark Treasury to be used to determine the Reset Rate will be announced by the Company. On the Business Day immediately following the Reset Announcement Date, the Debt Securities Holders will be notified of such Reset Spread and Two-Year Benchmark Treasury by the Company. Such notice shall be sufficiently given to Holders of Debt Securities if published in the ____________ newspaper in ______________.

        Not later than 7 calendar days nor more than 15 calendar days prior to the Reset Announcement Date, the Company will notify the DTC or its nominee (or any successor Clearing Agency or its nominee) by first-class mail, postage prepaid, to notify the Beneficial Owners or Clearing Agency Participants holding Type A Securities or Type B Securities, of such Reset Announcement Date and the procedures to be followed by such Holders of Type Securities A who intend to settle their obligation under the Purchase Contract with separate cash on the Purchase Contract Settlement Date.

   Section 4.2.   Notice and Voting.

        Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Debt Securities pledged with the Collateral Agent but only to the extent instructed by the Holders as described below. Upon receipt of notice of any meeting at which holders of Debt Securities are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Debt Securities, the Agent shall, as soon as practicable thereafter, mail to the Holders of Type A Securities a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Debt Securities entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Debt Securities underlying their Type A Securities and (c) stating the manner in which such instructions may be given. Upon the written request of the Holders of Type A Securities on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debt Securities as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of an Type A Securities, the Agent shall abstain from voting the Debt Security underlying such Type A Securities. The Company hereby agrees, if applicable, to solicit Holders of Type A Securities to timely instruct the Agent in order to enable the Agent to vote such Debt Securities and the Trust shall covenant to such effect in the Declaration.

   Section 4.3.   Tax Event Redemption.

        Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Redemption Price payable on the Tax Event Redemption Date with respect to the Applicable Principal Amount of Debt Securities shall be delivered to the Collateral Agent in exchange for the Pledged Debt Securities. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply an amount equal to the Redemption Amount of such Redemption Price to purchase on behalf of the Holders of Type A Securities the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Type A Securities. The Treasury Portfolio will be substituted for the Pledged Debt Securities, and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Type A Security to purchase the Common Shares of the Company under the Purchase Contract constituting a part of such Type A Security. Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Holders of Type A Securities and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Type A Securities and the Collateral Agent had in respect of the Debt Security subject to the Pledge thereof as provided in Articles II, III, IV, V, and VI of the Pledge Agreement, and any reference herein to the Debt Securities shall be deemed to be reference to such Treasury Portfolio. The Company may cause to be made in any Type A Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the liquidation of the Trust and the substitution of the Treasury Portfolio for Debt Securities as collateral.

                                  ARTICLE V

                           The Purchase Contracts

   Section 5.1.   Purchase of Common Shares.

        Each Purchase Contract shall, unless an Early Settlement has occurred in accordance with Section 5.9 hereof, obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of newly issued Common Shares equal to the Settlement Rate unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $_______________ (the "Threshold Appreciation Price"), ______ Common Shares per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price, but is greater than $_______, the number of Common Shares equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $_________, _____Common Shares per Purchase Contract, in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share). As provided in Section 5.10, no fractional Common Shares will be issued upon settlement of Purchase Contracts.

        The "Applicable Market Value" means the average of the Closing Price per Common Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. The "Closing Price" of the Common Shares on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the NYSE. A "Trading Day" means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association and (B) has traded at least once on the national or regional securities exchange or association that is the primary market for the trading of the Common Shares.

        Each Holder of a Type A Security or a Type B Security, by its acceptance thereof, irrevocably authorizes the Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including the execution of Certificates on behalf of such Holder), agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, and consents to the provisions hereof, irrevocably authorizes the Agent as its attorney-in-fact to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to and agrees to be bound by the Pledge of the Debt Securities, the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement; provided that upon a Termination Event, the rights of the Holder of such Security under the Purchase Contract may be enforced without regard to any other rights or obligations. Each Holder of a Type A Security or a Type B Security, by its acceptance thereof, further covenants and agrees, that, to the extent and in the manner provided in Section 5.4 and the Pledge Agreement, but subject to the terms thereof, payments in respect of the Stated Amount of the Debt Securities or the Proceeds of the Treasury Securities or the Treasury Portfolio on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

        Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee), under the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificates so transferred and the Pledge Agreement. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

   Section 5.2.   Contract Adjustment Payments.

        Subject to Section 5.3 herein, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate (or one or more Predecessor Certificates) is registered at the close of business on the Record Date next preceding such Payment Date. The Contract Adjustment Payments will be payable at the office of the Agent in _____________________ maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person's address as it appears on the Type A Register or Type B Register.

        Upon the occurrence of a Termination Event, the Company's obligation to pay Contract Adjustment Payments (including any accrued or Deferred Contract Adjustment Payments) shall cease.

        Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the re-establishment of a Type A Security) any other Certificate shall carry the rights to Contract Adjustment Payments accrued and unpaid, and to accrue Contract Adjustment Payments, which were carried by the Purchase Contracts underlying such other Certificates.

        Subject to Section 5.9, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date that is after any Record Date and on or prior to the next succeeding Payment Date, Contract Adjustment Payments, if any, otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Security (or one or more Predecessor Certificates) is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security with respect to which Early Settlement of the underlying Purchase Contract is effected on an Early Settlement Date, Contract Adjustment Payments that would otherwise be payable after the Early Settlement Date with respect to such Purchase Contract shall not be payable.

        The Company's obligations with respect to Contract Adjustment Payments, will be subordinated and junior in right of payment to the Company's obligations under any Senior Indebtedness.

   Section 5.3.   Deferral of Payment Dates For Contract Adjustment
   Payments.

        The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) at least ten Business Days prior to the earlier of (i) the next succeeding Payment Date or (ii) the date the Company is required to give notice of the Record Date or Payment Date with respect to payment of such Contract Adjustment Payments to the NYSE or other applicable self-regulatory organization or to Holders of the Securities, but in any event not less than one Business Day prior to such Record Date. Any Contract Adjustment Payments so deferred shall bear additional Contract Adjustment Payments thereon at the rate of % per annum (computed on the basis of 360 day year of twelve --- 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments together with the additional Contract Adjustment Payments accrued thereon, being referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to this Section. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date. If the Purchase Contracts are terminated upon the occurrence of a Termination Event, the Holder's right to receive Contract Adjustment Payments and Deferred Contract Adjustment Payments will terminate.

        In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, each Holder will receive on the Purchase Contract Settlement Date in lieu of a cash payment a number of Common Shares (in addition to a number of Common Shares equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to such Holder divided by (y) the Applicable Market Value.

        No fractional Common Shares will be issued by the Company with respect to the payment of Deferred Contract Adjustment Payments on the Purchase Contract Settlement Date. In lieu of fractional shares otherwise issuable with respect to such payment of Deferred Contract Adjustment Payments, the Holder will be entitled to receive an amount in cash as provided in Section 5.10.

        In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital shares or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital shares of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital shares of the Company, (ii) as a result of a reclassification of the Company's capital shares or the exchange or conversion of one class or series of the Company's capital shares for another class or series of the Company's capital shares,
   (iii) the purchase of fractional interests in the Company's capital shares pursuant to the conversion or exchange provisions of such capital shares or the security being converted or exchanged, (iv) dividends or distributions in capital shares of the Company (or rights to acquire capital shares) or repurchases or redemptions of capital shares solely from the issuance or exchange of capital shares or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future).

   Section 5.4.   Payment of Purchase Price.

        (a) (i) Unless a Tax Event Redemption has occurred or a Holder settles the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.9, each Holder of a Type A Security must notify the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash ("Cash Settlement") the Purchase Price for the Common Shares to be purchased pursuant to a Purchase Contract.
   Such notice shall be made on or prior to 5:00 p.m., __________________ time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date. The Agent shall promptly notify the Collateral Agent of the receipt of such a notice from a Holder intending to make a Cash Settlement.

             (ii) A Holder of a Type A Security who has so notified the Agent of its intention to make a Cash Settlement is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., ______________________ time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments, will be distributed to the Agent when received for payment to the Holder.

             (iii) If a Holder of a Type A Security fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (a)(i) above, such failure shall constitute an event of default and the Holder shall be deemed to have consented to the disposition of the pledged Debt Securities pursuant to the Remarketing as described in paragraph (b) below. If a Holder of a Type A Security does notify the Agent as provided in paragraph (a)(i) above of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (a)(ii) above, such failure shall also constitute a default; however, the Debt Securities of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Debt Securities, including those rights specified in paragraph (c) below.

        (b) In order to dispose of the Debt Securities of Type A Security Holders who have not notified the Agent of their intention to effect a Cash Settlement as provided in paragraph (a)(i) above, the Company shall engage a nationally recognized investment bank (the "Remarketing Agent") pursuant to the Remarketing Agreement to sell such Debt Securities. In order to facilitate the remarketing, the Agent shall notify, by 10:00 a.m., ____________________ time, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Remarketing Agent of the aggregate number of Debt Securities to be remarketed. Concurrently, the Collateral Agent, pursuant to the terms of the Pledge Agreement, will present for remarketing such Debt Securities to the Remarketing Agent. Upon receipt of such notice from the Agent and such Debt Securities from the Collateral Agent, the Remarketing Agent will, on the third Business Day immediately preceding the Purchase Contract Settlement Date, use its reasonable efforts to remarket such Debt Securities on such date at a price of approximately ________% (but not less than 100%) of the aggregate principal amount of such Debt Securities, plus accrued and unpaid interest (including deferred interest), if any, thereon. After deducting as the remarketing fee ("Remarketing Fee") an amount not exceeding ______ basis points of the aggregate principal amount of the remarketed Debt Securities from any amount of such proceeds in excess of the aggregate principal amount of the remarketed Debt Securities plus accrued and unpaid interest (including any deferred interest), if any, then the Remarketing Agent will remit the entire amount of the proceeds from such remarketing to the Collateral Agent. Such portion of the proceeds, equal to the aggregate principal amount of such Debt Securities, will automatically be applied by the Collateral Agent, in accordance with the Pledge Agreement to satisfy in full such Type A Security holders' obligations to pay the Purchase Price for the Common Shares under the related Purchase Contracts on the Purchase Contract Settlement Date. Any proceeds in excess of those required to pay the Purchase Price and the Remarketing Fee will be remitted to the Agent for payment to the Holders of the related Type A Security. Type A Security Holders whose Debt Securities are so remarketed will not otherwise be responsible for the payment of any Remarketing Fee in connection therewith. If, in spite of using its reasonable efforts, the Remarketing Agent cannot remarket the related Debt Securities of such Holders of Type A Securities at a price not less than 100% of the aggregate principal amount of such Debt Securities plus accrued and unpaid interest (including deferred interest), if any, the remarketing will be deemed to have failed (a "Failed Remarketing") and in accordance with the terms of the Pledge Agreement the Collateral Agent for the benefit of the Company will exercise its rights as a secured party with respect to such Debt Securities, including those actions specified in paragraph (c) below; provided, that if upon a Failed Remarketing the Collateral Agent exercises such rights for the benefit of the Company with respect to such Debt Securities, any accrued and unpaid interest (including any deferred interest) on such Debt Securities will become payable by the Company to the Agent for payment to the Holder of the Type A Securities to which such Debt Securities relates. Such payment will be made by the Company on or prior to 11 a.m. ________________________ time on the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Agent. The Company will cause a notice of such Failed Remarketing to be published on the Second Business Day immediately preceding the Purchase Contract Settlement Date in a daily newspaper in the English language of general circulation in _________________________, which is expected to be The Wall Street Journal.

        (c) With respect to any Debt Securities beneficially owned by Holders who have elected Cash Settlement but failed to deliver cash as required in (a)(ii) above, or with respect to Debt Securities which are subject to a Failed Remarketing, the Collateral Agent for the benefit of the Company reserves all of its rights as a secured party with respect thereto and, subject to applicable law and paragraph (h) below, may, among other things, (i) retain the Debt Securities in full satisfaction of the Holders obligations under the Purchase Contracts or (ii) sell the Debt Securities in one or more public or private sales.

        (d)  (i)  Unless a Holder of Type B Securities or Type A
   Securities (if a Tax Event Redemption has occurred) settles the underlying Purchase Contract through the early delivery of cash to the Purchase Contract Agent in the manner described in Section 5.9, each Holder of a Type B Security or Type A Security (if a Tax Event Redemption has occurred) must notify the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash the Purchase Price for the Common Shares to be purchased pursuant to a Purchase Contract on or prior to 5:00 p.m., _______________________ time, on the second Business Day immediately preceding the Purchase Contract Settlement Date.

             (ii) A Holder of a Type B Security or Type A Security (if a Tax Event Redemption has occurred) who has so notified the Agent of its intention to make a Cash Settlement in accordance with paragraph
   (d)(i) above is required to pay the Purchase Price to the Collateral Agent prior to 11:00 a.m., ___________________________ time, on the
   Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Company. Any cash received by the Collateral Agent will be invested promptly by the Collateral Agent in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contract in accordance with the terms of this Agreement and the Pledge Agreement. Any funds received by the Collateral Agent in respect of the investment earnings from the investment in such Permitted Investments will be distributed to the Agent when received for payment to the Holder.

             (iii) If a Holder of a Type B Security fails to notify the Agent of its intention to make a Cash Settlement in accordance with paragraph (d)(i) above, or if a Holder of a Type A Security (if a Tax Event Redemption has occurred) does notify the Agent as provided in paragraph (d)(i) above its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph (d)(ii) above, then upon the maturity of the Pledged Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, held by the Collateral Agent on the Business Day immediately prior to the Purchase Contract Settlement Date, the principal amount of the Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, received by the Collateral Agent will be invested promptly in overnight Permitted Investments. On the Purchase Contract

   Settlement Date an amount equal to the Purchase Price will be remitted to the Company as payment thereof without receiving any instructions from the Holder. In the event the sum of the proceeds from the related Pledged Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Agent for the benefit of the Holder of the related Type B Security or Type A Security when received.

        (e) Any distribution to Holders of excess funds and interest described above, shall be payable at the office of the Agent in ______________________ maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Register.

        (f) Unless a Holder settles the underlying Purchase Contract through the early delivery of cash to the Collateral Agent in the manner described herein, the Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificate therefor to the Holder unless it shall have received payment in full of the Purchase Price for the Common Shares to be purchased thereunder in the manner herein set forth.

        (g) Upon Cash Settlement of any Purchase Contract, (i) the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, or the Pledged Treasury Securities underlying the relevant Security to be released from the Pledge by the Collateral Agent free and clear of any security interest of the Company and transferred to the Agent for delivery to the Holder thereof or its designee as soon as practicable and (ii) subject to the receipt thereof from the Collateral Agent, the Agent shall, by book-entry transfer, or other appropriate procedures, in accordance with instructions provided by the Holder thereof, transfer such Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, or such Treasury Securities (or, if no such instructions are given to the Agent by the Holder, the Agent shall hold such Debt Securities or the Treasury Portfolio, as the case may be, or such Treasury Securities, and any distribution thereon, in the name of the Agent or its nominee in trust for the benefit of such Holder).

        (h) The obligations of the Holders to pay the Purchase Price are non-recourse obligations and are payable solely out of any Cash Settlement or the proceeds of any Collateral pledged to secure the obligations of the Holders and in no event will Holders be liable for any deficiency between the proceeds of Collateral disposition and the Purchase Price.

   Section 5.5.   Issuance of Common Shares.

        Unless a Termination Event or an Early Settlement shall have occurred, on the Purchase Contract Settlement Date, upon its receipt of payment in full of the Purchase Price for the Common Shares purchased by the Holders pursuant to the foregoing provisions of this Article and subject to Section 5.6(b), the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing the newly issued Common Shares registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for Common Shares, together with any dividends or distributions for which both a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Common Shares which such Holder is entitled to receive pursuant to the provisions of this Article Five (after taking into account all Securities then held by such Holder) together with cash in lieu of fractional shares as provided in Section
   5.10 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any Common Shares issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

   Section 5.6.   Adjustment of Settlement Rate.

        (a)  Adjustments for Dividends, Distributions, Share Splits, Etc.

             (1) In case the Company shall pay or make a dividend or other distribution on the Common Shares in Common Shares, the Settlement Rate, as in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Rate by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Company will not pay any dividend or make any distribution on Common Shares held in the treasury of the Company.

             (2) In case the Company shall issue rights, options or warrants to all holders of its Common Shares (not being available on an equivalent basis to Holders of the Securities upon settlement of the Purchase Contracts underlying such Securities) entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, options or warrants, to subscribe for or purchase Common Shares at a price per share less than the Current Market Price per Common Share on the date fixed for the determination of shareholders entitled to receive such rights, options or warrants (other than pursuant to a dividend reinvestment plan), the Settlement Rate, in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Settlement Rate, by a fraction of which the numerator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of Common Shares outstanding at the close of business on the date fixed for such determination plus the number of Common Shares so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of Common Shares. The Company shall not issue any such rights, options or warrants in respect of Common Shares held in the treasury of the Company.

             (3) In case outstanding Common Shares shall be subdivided or split into a greater number of Common Shares, the Settlement Rate, in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the Settlement Rate, in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

             (4) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Shares evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (2) of this Section, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section), the Settlement Rate, shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Shares on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Agent) of the portion of the assets or evidences of indebtedness so distributed applicable to one Common Share and the denominator shall be such Current Market Price per Common Share, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution. In any case in which this paragraph (4) is applicable, paragraph (2) of this Section shall not be applicable.

             (5) In case the Company shall, (I) by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is distributed in a Reorganization Event to which Section 5.6(b) applies or as part of a distribution referred to in paragraph (4) of this Section) in an aggregate amount that, combined together with (II) the aggregate amount of any other distributions to all holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made and (III) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender or exchange offer by the Company or any of its subsidiaries for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of the distribution described in clause (I) above and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section has been made, exceeds 15% of the product of the Current Market Price per Common Share on the date for the determination of holders of Common Shares entitled to receive such distribution times the number of Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Settlement Rate, shall be increased so that the same shall equal the rate determined by dividing the Settlement Rate in effect immediately prior to the close of business on the date fixed for determination of the shareholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price per Common Share on the date fixed for such determination less an amount equal to the quotient of (x) the combined amount distributed or payable in the transactions described in clauses (I), (II) and (III) above and (y) the number of Common Shares outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price per Common Share on such date for determination.

             (6) In case (I) a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Shares shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with (II) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender or exchange offer, of consideration payable in respect of any other tender or exchange offer, by the Company or any subsidiary of the Company for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made and (III) the aggregate amount of any distributions to all holders of the Company's Common Shares made exclusively in cash within the 12 months preceding the expiration of such tender or exchange offer and in respect of which no adjustment pursuant to paragraph (5) of this Section or this paragraph (6) has been made, exceeds 15% of the product of the Current Market Price per Common Share as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender or exchange offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Settlement Rate, shall be adjusted so that the same shall equal the rate determined by dividing the Settlement Rate immediately prior to the close of business on the date of the Expiration Time by a fraction
   (i) the numerator of which shall be equal to (A) the product of (I) the Current Market Price per Common Share on the date of the Expiration Time and (II) the number of Common Shares outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the transactions described in clauses (I), (II) and (III) above (assuming in the case of clause (I) the acceptance, up to any maximum specified in the terms of the tender or exchange offer, of Purchased Shares), and (ii) the denominator of which shall be equal to the product of (A) the Current Market Price per Common Share as of the Expiration Time and (B) the number of Common Shares outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

             (7) The reclassification of Common Shares into securities including securities other than Common Shares (other than any reclassification upon a Reorganization Event to which Section 5.6(b) applies) shall be deemed to involve (a) a distribution of such securities other than Common Shares to all holders of Common Shares (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (4) of this Section), and (b) a subdivision, split or combination, as the case may be, of the number of Common Shares outstanding immediately prior to such reclassification into the number of Common Shares outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision, split or combination becomes effective" within the meaning of paragraph (3) of this Section).

             (8) The "Current Market Price" per Common Share on any day means the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Shares trade in a regular way on such exchange or in such market without the right to receive such issuance or distribution.

             (9) All adjustments to the Settlement Rate, shall be calculated to the nearest 1/10,000th of a Common Share (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. If an adjustment is made to the Settlement Rate pursuant to paragraph
   (1), (2), (3), (4), (5), (6), (7) or (10) of this Section 5.6(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (a), (b) or (c) of the definition of Settlement Rate in Section 5.1 will apply on the Purchase Contract Settlement Date. Such adjustment shall be made by multiplying the Applicable Market Value by a fraction of which the numerator shall be the Settlement Rate immediately after such adjustment pursuant to paragraph (1), (2), (3), (4), (5), (6), (7) or (10) of this Section
   5.6(a) and the denominator shall be the Settlement Rate immediately before such adjustment; provided, however, that if such adjustment to the Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2), (3), (4),
   (5), (7) or (10) of this Section 5.6(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Rate.

             (10) The Company may make such increases in the Settlement Rate, in addition to those required by this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Shares resulting from any dividend or distribution of shares or issuance of rights or warrants to purchase or subscribe for shares or from any event treated as such for income tax purposes or for any other reasons.

        (b)  Adjustment for Consolidation, Merger or Other Reorganization
   Event.

             In the event of (i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the Common Shares outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation), (ii) any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or (iv) any liquidation, dissolution or winding up of the Company other than as a result of or after the occurrence of a Termination Event (any such event, a "Reorganization Event"), the Settlement Rate will be adjusted to provide that each Holder of Securities will receive on the Purchase Contract Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of the number of Common Shares issuable on account of each Purchase Contract if the Purchase Contract Settlement Date had occurred immediately prior to such Reorganization Event assuming such Holder of Common Shares is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a "Constituent Person"), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Shares held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each Common Share held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person which acquires the assets of the Company or, in the event of a liquidation or dissolution of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Agent an agreement supplemental hereto providing that the Holders of each Outstanding Security shall have the rights provided by this Section 5.6. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section shall similarly apply to successive Reorganization Events.

   Section 5.7.   Notice of Adjustments and Certain Other Events.

        (a) Whenever the Settlement Rate is adjusted as herein provided, the Company shall:

             (i) forthwith compute the Settlement Rate in accordance with Section 5.6 and prepare and transmit to the Agent a Company Certificate setting forth the Settlement Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

             (ii) within 10 Business Days following the occurrence of an event that requires an adjustment to the Settlement Rate pursuant to
   Section 5.6 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide a written notice to the Holders of the Securities of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the adjusted Settlement Rate.

        (b) The Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Agent makes no representation with respect thereto. The Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Shares pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

   Section 5.8.   Termination Event; Notice.

        The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments or Deferred Contract Adjustment Payments, if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Shares, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon and after the occurrence of a Termination Event, the Securities shall thereafter represent the right to receive the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, forming a part of such Securities in the case of Type A Securities, or Treasury Securities in the case of Type B Securities, in accordance with the provisions of
   Section 4.3 of the Pledge Agreement. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Register.

   Section 5.9.   Early Settlement.

        (a)  Subject to and upon compliance with the provisions of this
   Section 5.9, at the option of the Holder thereof, Purchase Contracts underlying Securities, having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof, may be settled early ("Early Settlement") in the case of Type A Securities (unless a Tax Event Redemption has occurred) on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date and in the case of Type B Securities on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, in each case, as provided herein; provided however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Type A Securities, Purchase Contracts underlying Type A Securities may be settled early, on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, but only in an aggregate amount of $____________ or in an integral multiple thereof. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Securities shall deliver such Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the sum of (x) the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts plus (y) in the case of Type A Certificate, the payment of interest on the related Debt Securities payable on such Payment Date. Except as provided in the immediately preceding sentence and subject to the second to last paragraph of Section 5.2, no payment or adjustment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Shares issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Securities at or prior to 5:00 p.m., ________________ time, on a Business Day, such day shall be the "Early Settlement Date" with respect to such Securities and if such requirements are first satisfied after 5:00 p.m., _______________ time, on a Business Day or on a day that is not a Business Day, the "Early Settlement Date" with respect to such Securities shall be the next succeeding Business Day.

        (b) Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Company shall issue, and the Holder shall be entitled to receive, Common Shares on account of each Purchase Contract as to which Early Settlement is effected (the "Early Settlement Rate"); provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities will forfeit the right to receive any Deferred Contract Adjustment Payments. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted. As promptly as practicable after Early Settlement of Purchase Contracts in accordance with the provisions of this Section 5.9, the Company shall issue and shall deliver to the Agent at the Corporate Trust Office a certificate or certificates for the full number of Common Shares issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.

        (c) No later than the third Business Day after the applicable Early Settlement Date the Company shall cause (i) the Common Shares issuable upon Early Settlement of Purchase Contracts to be issued and delivered, and (ii) the related Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, in the case of Type A Securities, or the related Treasury Securities, in the case of Type B Securities, to be released from the Pledge by the Collateral Agent and transferred, in each case to the Agent for delivery to the Holder thereof or its designee.

        (d) Upon Early Settlement of any Purchase Contracts, and subject to receipt of Common Shares from the Company and the Debt Securities, the appropriate Applicable Ownership Interest of the Treasury

   Portfolio or Treasury Securities, as the case may be, from the Collateral Agent, as applicable, the Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Securities, (i) transfer to the Holder the Debt Securities, Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Securities, and (ii) deliver to the Holder a certificate or certificates for the full number of Common Shares issuable upon such Early Settlement together with payment in lieu of any fraction of a share, as provided in Section 5.10.

        (e) In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Securities evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Agent shall authenticate, countersign and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Securities as to which Early Settlement was not effected.

   Section 5.10.  No Fractional Shares.

        No fractional shares or scrip representing fractional Common Shares shall be issued or delivered upon settlement on the Purchase Contract Settlement Date or upon Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full Common Shares which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional Common Shares which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement, the Company, through the Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the value of such fractional shares times the Applicable Market Value. The Company shall provide the Agent from time to time with sufficient funds to permit the Agent to make all cash payments required by this Section 5.10 in a timely manner.

   Section 5.11.  Charges and Taxes.

        The Company will pay all share and similar taxes attributable to the initial issuance and delivery of the Common Shares pursuant to the Purchase Contracts and in payment of any Deferred Contract Adjustment Payments; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Security or any issuance of a Common Share in a name other than that of the registered Holder of a Certificate surrendered in respect of the Securities evidenced thereby, other than in the name of the Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                 ARTICLE VI

                                  Remedies

   Section 6.1. Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Common Shares.

        In the event that Contract Adjustment Payments shall constitute a component of Type A Securities or Type B Securities, the Holder of any Type A Security or Type B Security shall have the right, which is absolute and unconditional (subject to the right of the Company to defer payment thereof pursuant to Section 5.3, the prepayment of Contract Adjustment Payments pursuant to Section 5.9(a) and to the forfeiture of any Deferred Contract Adjustment Payments upon Early Settlement pursuant to Section 5.9(b) or upon the occurrence of a Termination Event), to receive payment of each installment of the Contract Adjustment Payments with respect to the Purchase Contract constituting a part of such Security on the respective Payment Date for such Security and to purchase Common Shares pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and right to purchase Common Shares, and such rights shall not be impaired without the consent of such Holder.


   Section 6.2.   Restoration of Rights and Remedies.

        If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

   Section 6.3.   Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

   Section 6.4.   Delay or Omission Not Waiver.

        No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

   Section 6.5.   Undertaking for Costs.

        All parties to this Agreement agree, and each Holder of Type A Securities or Type B Securities, by its acceptance of such Type A Securities or Type B Securities shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of payment of interest on any Debt Securities or Contract Adjustment Payments, if any, on any Purchase Contract on or after the respective Payment Date therefor in respect of any Security held by such Holder, or for enforcement of the right to purchase Common Shares under the Purchase Contracts constituting part of any Security held by such Holder.

   Section 6.6.   Waiver of Stay or Extension Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                  THE AGENT

   Section 7.1.   Certain Duties and Responsibilities.

        (a) (1) The Agent undertakes to perform, with respect to the Securities, such duties and only such duties as are specifically set forth in this Agreement and the Pledge Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

             (2) The Agent may, with respect to the Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

        (b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

             (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

             (2) the Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts; and

             (3) no provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

        (c) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

        (d) The Agent is authorized to execute and deliver the Pledge Agreement in its capacity as Agent.

   Section 7.2.   Notice of Default.

        Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Agent has actual knowledge, the Agent shall transmit by mail to the Company and the Holders of Securities, as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived.

   Section 7.3.   Certain Rights of Agent.

        Subject to the provisions of Section 7.1:

        (a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

        (c) whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Company Certificate of the Company;

        (d) the Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the books, records and premises of the Company, personally or by agent or attorney; and

        (f) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or an Affiliate and the Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney or an Affiliate appointed with due care by it hereunder.

   Section 7.4.   Not Responsible for Recitals or Issuance of Securities.

        The recitals contained herein and in the Certificates shall be taken as the statements of the Company and the Agent assumes no responsibility for their accuracy. The Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Securities, or of the Pledge Agreement or the Pledge. The Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

   Section 7.5.   May Hold Securities.

        Any Registrar or any other agent of the Company, or the Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Registrar or such other agent, or the Agent.

   Section 7.6.   Money Held in Custody.

        Money held by the Agent in custody hereunder need not be segregated from the other funds except to the extent required by law or provided herein. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

   Section 7.7.   Compensation and Reimbursement.

        The Company agrees:

        (1) to pay to the Agent from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time;

        (2) except as otherwise expressly provided herein, to reimburse the Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (3) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

   Section 7.8.   Corporate Agent Required; Eligibility.

        There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having

   (or being a member of a bank holding company having) a combined capital and surplus of at least $_____________ and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

   Section 7.9.   Resignation and Removal; Appointment of Successor.

        (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 7.10.

        (b) The Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Agent required by Section 7.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

        (c) The Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Securities delivered to the Agent and the Company.

        (d)  if at any time

             (1) the Agent fails to comply with Section 310(b) of the TIA, as if the Agent were an indenture trustee under an indenture qualified under the TIA, after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

             (2) the Agent shall cease to be eligible under Section 7.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

             (3) the Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,
   (i) the Company by a Board Resolution may remove the Agent, or (ii) any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent.

        (e) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Agent and shall comply with the applicable requirements of
   Section 7.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

        (f) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

   Section 7.10.  Acceptance of Appointment by Successor.

        (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent; but, on the request of the Company or the successor Agent, such retiring Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Agent all the rights, powers and trusts of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder.

        (b) Upon request of any such successor Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

        (c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be qualified and eligible under this Article.

   Section 7.11.  Merger, Conversion, Consolidation or Succession to
   Business.

        Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Agent, shall be the successor of the Agent hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Agent had itself authenticated and executed such Securities.

   Section 7.12.  Preservation of Information; Communications to Holders.

        (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Agent in its capacity as Registrar.

        (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

   Section 7.13.  No Obligations of Agent.

        Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement or any Purchase Contract in respect of the obligations of the Holder of any Security thereunder. The Company agrees, and each Holder of a Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent's execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article Five hereof.

   Section 7.14.  Tax Compliance.

        (a) The Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including "backup" withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Securities or
   (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Securities. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

        (b) The Agent shall comply with any written direction received from the Company with respect to the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 7.1(a)(2) hereof.

        (c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

                                ARTICLE VIII

                           Supplemental Agreements

   Section 8.1.   Supplemental Agreements Without Consent of Holders.

        Without the consent of any Holders, the Company and the Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Agent, for any of the following purposes:

             (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates; or

             (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

             (3) to evidence and provide for the acceptance of appointment hereunder by a successor Agent; or

             (4) to make provision with respect to the rights of Holders pursuant to the requirements of Section 5.6(b); or

             (5) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

   Section 8.2.   Supplemental Agreements with Consent of Holders.

        With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one Class, by Act of said Holders delivered to the Company and the Agent, the Company, when authorized by a Board Resolution, and the Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

        (1)  change any Payment Date;

        (2) change the amount or the type of Collateral required to be Pledged to secure a Holder's Obligations under the Purchase Contract, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral (except for the rights of Holders of Type A Securities to substitute the Treasury Securities for the Pledged Debt Securities or the rights of holders of Type B Securities to substitute Debt Securities for the Pledged Treasury Securities) or otherwise adversely affect the Holder's rights in or to such Collateral or adversely alter the rights in or to such Collateral;

        (3) reduce any Contract Adjustment Payments or any Deferred Contract Adjustment Payment, or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;

        (4) impair the right to institute suit for the enforcement of any Purchase Contract;

        (5) reduce the number of Common Shares to be purchased pursuant to any Purchase Contract, increase the price to purchase Common Shares upon settlement of any Purchase Contract, change the Purchase Contract Settlement Date or otherwise adversely affect the Holder's rights under any Purchase Contract; or

        (6) reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any such supplemental agreement; provided, that if any amendment or proposal referred to above would adversely affect only the Type A Securities or the Type B Securities, then only the affected class of Holder as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class.

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

   Section 8.3.   Execution of Supplemental Agreements.

        In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Agent shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. The Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Agent's own rights, duties or immunities under this Agreement or otherwise.

   Section 8.4.   Effect of Supplemental Agreements.

        Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder shall be bound thereby.

   Section 8.5.   Reference to Supplemental Agreements.

        Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Agent in exchange for Outstanding Certificates.


                                 ARTICLE IX

                  Consolidation, Merger, Sale or Conveyance

   Section 9.1. Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions.

        The Company covenants that it will not merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person or group of affiliated Persons in one transaction or a series of related transactions, unless (i) either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement and the Pledge Agreement by one or more supplemental agreements in form reasonably satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, assignment, transfer, lease or conveyance, be in default in the performance of any covenant or condition hereunder, under any of the Securities or under the Pledge Agreement.

   Section 9.2.   Rights and Duties of Successor Corporation.

        In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.1, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Arvin Industries, Inc. any or all of the Certificates evidencing Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Agent for authentication and execution, and any Certificate evidencing Securities which such successor corporation thereafter shall cause to be signed and delivered to the Agent for that purpose. All the Certificates so issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

        In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance such change in phraseology and form (but not in substance) may be made in the Certificates evidencing
   Securities thereafter to be issued as may be appropriate.

   Section 9.3.   Opinion of Counsel Given to Agent.

        The Agent, subject to Sections 7.1 and 7.3, shall receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, sale, assignment, transfer, lease or conveyance have been met.

                                  ARTICLE X

                                  Covenants

   Section 10.1.  Performance Under Purchase Contracts.

        The Company covenants and agrees for the benefit of the Holders from time to time of the Securities that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

   Section 10.2.  Maintenance of Office or Agency.

        The Company will maintain in ____________________________________
   an office or agency where Certificates may be presented or surrendered for acquisition of Common Shares upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or re-establishment of a Type A Security and where notices and demands to or upon the Company in respect of the Securities and this Agreement may be served. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in ___________________________ for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Securities the Corporate Trust Office and appoints the Agent at its Corporate Trust Office as paying agent in such city.

   Section 10.3.  Company to Reserve Common Shares.

        The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares the full number of Common Shares issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Securities evidenced by Outstanding Certificates.

   Section 10.4.  Covenants as to Common Shares.

        The Company covenants that all Common Shares which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                            ARVIN INDUSTRIES, INC.


                            By:
                               --------------------------

                            Name:
                            Title:


                            By:
                               --------------------------
                            Name:
                            Title:


                            -----------------------------
                            as Purchase Contract Agent


                            By:
                               --------------------------
                            Name:
                            Title:

                                  EXHIBIT A

        THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

        Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of The Depository Trust Company, and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                     Form of Face of Type A Certificate

                             % Type A Securities

                                 ----------

        This Type A Certificate certifies that ___________ is the __________ registered Holder of the number of Type A Securities set forth above.
   Each Type A Security represents (i) either (a) one ____% Debt Security due __________ (the "Debt Security") of Arvin Industries, Inc.
   (the "Company"), in an aggregate principal amount of $___________, subject to the Pledge of such Debt Securities by such Holder pursuant to the Pledge Agreement or (b) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest of the Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest of the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

        Pursuant to the Pledge Agreement, the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting part of each Type A Securities evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Type A Securities.

        The Pledge Agreement provides that all payments of the Stated Amount of or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or payments of interest on, any (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting part of the Type A Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of (A) cash distributions with respect to Pledged Debt Securities or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of the Stated Amount or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such terms) of the Treasury Portfolio, as the case may be, with respect to any Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Agent to the account designated by the Agent, no later than 2:00 p.m., _____________________ time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., ____________________________ time, on a Business Day, then such payment shall be made no later than 10:30 a.m., ___________________________ time, on the next succeeding
   Business Day) and (ii) in the case of payments of the Stated Amount or the appropriate Applicable Ownership Interest (as specified in clause
   (A) of the definition of such term) of the Treasury Portfolio, as the case may be, of any Pledged Debt Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Type A Securities of which such Pledged Debt Securities or the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Type A Securities. Payment of interest on any Debt Security or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of a Type A Security evidenced hereby which are payable quarterly in arrears on _______________________ and each year, commencing __________________,
   ___________________ (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Type A Certificate (or a Predecessor Type A Certificate) is registered at the close of business on the Record Date for such Payment Date.

        Each Purchase Contract evidenced hereby obligates the Holder of this Type A Certificate to purchase, and the Company to sell, on _____________(the "Purchase Contract Settlement Date"), at a price equal to $_________ (the "Stated Amount"), a number of Common Shares, $2.50 par value ("Common Shares"), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Type A Securities of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the Stated Amount or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, of the Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Type A Security of which such Purchase Contract is a part.

        The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Type A Security evidenced hereby an amount (the "Contract Adjustment Payments") equal to _____% per annum of the Stated Amount, computed on the basis of a 360 day year of twelve 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments shall be payable to the Person in whose name this Type A Certificate (or a Predecessor Type A Certificate) is registered at the close of business on the Record Date for such Payment Date.

        Payment of interest on the Debt Securities or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and Contract Adjustment Payments will be payable at the office of the Agent in ____________________________ or, at the option of the
   Company, by check mailed to the address of the Person entitled thereto as such address appears on the Type A Register.

        Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Type A Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                 ARVIN INDUSTRIES, INC.


                                 By:
                                    ---------------------------------

                                      Name:
                                      Title:

                                 HOLDER SPECIFIED ABOVE (as to
                                 obligations of such Holder under the
                                 Purchase Contracts evidenced hereby)

                                 By:
                                    ---------------------------------

                                 not individually but solely as
                                 Attorney-in-Fact of such Holder


                                 By:
                                    --------------------------------

                                      Name:
                                      Title:

   Dated:       ,
         ------- ----


                    AGENT'S CERTIFICATE OF AUTHENTICATION

        This is one of the Type A Certificates referred to in the within mentioned Purchase Contract Agreement.

                                 By:
                                    ---------------------------------
                                      as Purchase Contract Agent

                                 By:
                                    ---------------------------------
                                      Authorized Officer

                   (Form of Reverse of Type A Certificate)

        Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of ___________, ____ (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and _____________, as Purchase Contract Agent (herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, and the Holders and of the terms upon which the Type A Certificates are, and are to be, executed and delivered.

        Each Purchase Contract evidenced hereby obligates the Holder of this Type A Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of Common Shares of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $___________ (the "Threshold Appreciation Price"), ______ Common Shares per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $___________, the number of Common Shares per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Amount is less than or equal to $_________ Common Shares per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional Common Shares will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

        Each Purchase Contract evidenced hereby, which is settled either through Early Settlement or Cash Settlement, shall obligate the Holder of the related Type A Securities to purchase at the Purchase Price, and the Company to sell, a number of newly issued Common Shares equal to the Early Settlement Rate or the Settlement Rate, as applicable.

        The "Applicable Market Value" means the average of the Closing Price per Common Share on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. The "Closing Price" of the Common Shares on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common Shares are not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Shares in the over-the-counter market as reported on the NYSE, if such bid price is not available, the market value of the Common Shares on such. A "Trading Day" means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association at the close of business and (B) have traded at least once on the national or regional securities exchange or association that is the primary market for the trading of the Common Shares.

        In accordance with the terms of the Purchase Contract Agreement, the Holder of this Type A Certificate shall pay the Purchase Price for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or from the proceeds of a remarketing of the related Pledged Debt Securities of such holders. A Holder of Type A Securities who does not elect, on or prior to 5:00 p.m. ____________ time on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, to make an effective Cash Settlement or an Early Settlement, shall pay the Purchase Price for the Common Shares to be issued under the related Purchase Contract from the Proceeds of the sale of the related Pledged Debt Securities held by the Collateral Agent. Such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement and the Remarketing Underwriting Agreement on the third Business Day immediately preceding the Purchase Contract Settlement Date. If, as provided in the Purchase Contract Agreement, upon the occurrence of a Failed Remarketing the Collateral Agent, for the benefit of the Company, exercises its rights as a secured creditor with respect to the Pledged Debt Securities related to this Type A Certificate, any accrued and unpaid interest (including deferred interest) on such Pledged Debt Securities will become payable by the Company to the holder of this Type A Security Certificate in the manner provided for in the Purchase Contract Agreement.

        The Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the Common Shares to be purchased thereunder in the manner herein set forth.

        Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Type A Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Debt Security (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest of the Treasury Portfolio forming a part of each Type A Security from the Pledge. A Type A Security shall thereafter represent the right to receive the Debt Security or the appropriate Applicable Ownership Interest of the Treasury Portfolio forming a part of such

   Type A Security in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

        Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Debt Securities. Upon receipt of notice of any meeting at which holders of Debt Securities are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Debt Securities, the Agent shall, as soon as practicable thereafter, mail to the Type A Security holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Type A Security holder on the record date set by the Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Debt Securities entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Debt Securities constituting a part of such holder's Type A Securities and (c) stating the manner in which such instructions may be given. Upon the written request of the Type A Security Holders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Debt Securities as to which any particular voting instructions are received. In the absence of specific instructions from the Holder of a Type A Security, the Agent shall abstain from voting the Debt Security evidenced by such Type A Securities.

        Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Redemption Price payable on the Tax Event Redemption Date with respect to the Debt Securities shall be delivered to the Collateral Agent in exchange for the Pledged Debt Securities. Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent for the benefit of the Company will apply an amount equal to the Redemption Amount of such Redemption Price to purchase, the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Type A Securities.

        Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Holders of Type A Securities and the Collateral Agent shall have such security interests rights and obligations with respect to the Treasury Portfolio as the Holder of Type A Securities and the Collateral Agent had in respect of the Debt Securities, as the case may be, subject to the Pledge thereof as provided in Articles II, III, IV, V and VI, of the Pledge Agreement and any reference herein to the Debt Securities shall be deemed to be reference to such Treasury Portfolio.

        The Type A Certificates are issuable only in registered form and only in denominations of a single Type A Security and any integral multiple thereof. The transfer of any Type A Certificate will be registered and Type A Certificates may be exchanged as provided in the Purchase Contract Agreement. The Type A Registrar may require a

   Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A holder who elects to substitute Treasury Securities for Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, thereby creating Type B Securities, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Type A Security remains in effect, such Type A Security shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Type A Security in respect of Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and Purchase Contract constituting such Type A Security may be transferred and exchanged only as a Type A Security. The holder of an Type A Securities may substitute for the Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio securing its obligation under the related Purchase Contract, Treasury Securities in an aggregate principal amount equal to the aggregate Stated Amount of the Pledged Debt Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) in the Treasury Portfolio in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Security for which such Pledged Treasury Securities secures the holder's obligation under the Purchase Contract shall be referred to as a "Type B Security." A Holder may make such Collateral Substitution only in integral multiples of _____ Type A Securities for _____ Type B Securities; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Type A Securities, a Holder may make such Collateral Substitutions only in integral multiples of ______________ Type A Securities for ________________ Type B Securities. Such Collateral Substitution may cause the equivalent aggregate principal amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate principal amount outstanding under this Type A Certificate shall not exceed $______________. All such adjustments to the equivalent aggregate principal amount of this Type A Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

        A Holder of Type B Securities may create or recreate Type A Securities by delivering to the Collateral Agent Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, with a Stated Amount, in the case of such Debt Securities, or with the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the Pledged Treasury Securities in exchange for the release of such

   Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.

        Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Type A Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Agent in ___________________________ or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Type A Register.

        The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall bear additional Contract Adjustment Payments thereon at the rate of ___________ % per annum (computed on the basis of a 360 day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date.

        In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Type A Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of Common Shares equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Type A Certificate divided by (y) the Applicable Market Value.

        In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital shares or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital shares of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital shares of the Company, (ii) as a result of a reclassification of the Company's capital shares or the exchange or conversion of one class or series of the Company's capital shares for another class or series of the Company's capital shares,
   (iii) the purchase of fractional interests in the Company's capital shares pursuant to the conversion or exchange provisions of such capital shares or the security being converted or exchanged, (iv) dividends or distributions in capital shares of the Company (or rights to acquire capital shares) or repurchases or redemptions of capital shares solely from the issuance or exchange of capital shares or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or a declaration thereunder of a dividend of rights in the future.

        The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments or any Deferred Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Type A Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

        Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Type A Securities, Holders may early settle Type A Securities only in integral multiples of _____________ Type A Securities. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Type A Certificate, the Holder of this Type A Certificate shall deliver this Type A Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record

   Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of Common Shares on account of each Purchase Contract forming part of a Type A Security as to which Early Settlement is effected equal to the Early Settlement Rate; provided however, that upon the Early Settlement of the Purchase Contracts, the Holder thereof will forfeit the right to receive any Deferred Contract Adjustment Payments, if any, on such Purchase Contracts. The Early Settlement Rate shall initially be equal to Common Shares and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

        Upon registration of transfer of this Type A Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Type A Certificate. The Company covenants and agrees, and the Holder, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

        The Holder of this Type A Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Type A Securities evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying this Type A Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the Stated Amount of the Pledged Debt Securities, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such

   Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

        Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

        The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of
   ________________.

        The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Type A Certificate is registered as the owner of the Type A Securities evidenced hereby for the purpose of receiving payments of interest payable quarterly on the Debt Securities, receiving payments of Contract Adjustment Payments and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

        The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Common Shares.

        A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM  -               as tenants in common

                ______________ ______________ Custodian ________________
                                 (cust)                 (minor)

    UNIF GIFT MIN ACT -     Under Uniform Gifts to Minors Act (State)
                            -----------------------------------------

   TEN ENT -      as tenants by the entireties
   JT TEN  -      as joint tenants with right of survivorship and not as
                  tenants in common

   Additional abbreviations may also be used though not in the above list.

                        ----------------------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
   ---------------------------------------------------------------------
   (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)
   ---------------------------------------------------------------------

   ---------------------------------------------------------------------
    (Please Print or Type Name and Address Including Postal Zip Code of Assignee) the within Type A Certificates and all rights thereunder, hereby irrevocably constituting and appointing

   -------------------------------------------------- attorney to transfer said Type A Certificates on the books of Arvin Industries, Inc. with full power of substitution in the premises.


   Dated:
        ------------------------      -----------------------------
                                           Signature

                                      NOTICE: The signature to this
                                      assignment must correspond with the
                                      name as it appears upon the face of
                                      the within Type A Certificates in
                                      every particular, without
                                      alteration or enlargement or any
                                      change whatsoever.

                                      Signature Guarantee:
                                                           -------------

   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                           SETTLEMENT INSTRUCTIONS

        The undersigned Holder directs that a certificate for Common Shares deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Type A Securities evidenced by this Type A Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

   Dated:
        ----------------------   ---------------------------------------
             Signature

             Signature Guarantee:
                                 -------------------------------
                                 (if assigned to another person)

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:

                  Please print name and address
                  of Registered Holder:


   ----------------------------- ------------------------
        Name                          Name

   ----------------------------- -------------------------
        Address                       Address

   ----------------------------- -------------------------


                                 -------------------------
                                 Social Security or other
                                 Taxpayer Identification
                                 Number, if any

                          ELECTION TO SETTLE EARLY

        The undersigned Holder of this Type A Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Type A Securities evidenced by this Type A Certificate specified below. The undersigned Holder directs that a certificate for Common Shares deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Type A Certificate representing any Type A evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


    Dated:
        -----------------------  ---------------------------------
                                      Signature

                                 Signature Guarantee:
                                                     -----

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

        Number of Securities evidenced hereby as to which Early
   Settlement of the related Purchase Contracts is being elected:

        If Common Shares or Type A Certificates are to be registered in the name of and delivered to and Pledged Debt Securities, or the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person's name and address:

                  Please print name and address of Registered Holder:


   ----------------------------- ---------------------------------
             Name                          Name

   ----------------------------- ---------------------------------
             Address                       Address

                                 ---------------------------------
                                 Social Security or other Taxpayer
                                 Identification Number, if any

        Transfer Instructions for Pledged Debt Securities, or the
   Treasury Portfolio, as the case may be, Transferable Upon Early Settlement or a Termination Event:

   ---------------------------------------------------------------------
   ---------------------------------------------------------------------
   ---------------------------------------------------------------------
   ---------------------------------------------------------------------
                                    -79-




                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

          SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

   The following increases or decreases in this Global Certificate have been made:

   ============================================================================================================
                          Amount of            Amount of          Principal Amount        Signature of
                          decrease in          increase in        of this Global          authorized
                          Principal            Principal          Certificate             officer of
                          Amount               Amount             following such          Trustee or
                          of the Global        of the Global      decrease or             Securities Date
                          Certificate          Certificate        increase                Custodian

     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------

     ===========================================================================================================


                                  EXHIBIT B

      THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF A CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT THEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST THEREIN.

   No.___________     Number of Type B Securities __________      CUSIP
   No. ___________

                     Form of Face of Type B Certificate

      This Type B Certificate certifies that ___________________is the registered Holder of the number of Type B Securities set forth above. Each Type B Security represents (i) a 1/100 undivided beneficial ownership interest, of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Arvin Industries, Inc., an Indiana corporation (the "Company"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

      Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Type B Securities evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Type B Securities.

      Each Purchase Contract evidenced hereby obligates the Holder of this Type B Certificate to purchase, and the Company, to sell, on _______________ (the "Purchase Contract Settlement Date"), at a price equal to $_______ (the "Stated Amount"), a number of Common Shares, $2.50 par value per share ("Common Shares"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Type B Securities of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby will be paid by application of the Proceeds from the Treasury Securities pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

      The Company shall pay on each Payment Date in respect of each Purchase Contract evidenced hereby an amount (the "Contract Adjustment Payments") equal to ____% per annum of the Stated Amount, computed on the basis of the actual number of days elapsed in a year of 360 day year of twelve 30 day months, as the case may be, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments shall be payable to the Person in whose name this Type B Certificate (or a Predecessor Type B Certificate) is registered at the close of business on the Record Date for such Payment Date.

      Contract Adjustment Payments will be payable at the office of the Agent in __________________________ or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Type B Register.

      Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Type B Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                 ARVIN INDUSTRIES, INC.


                 By:_____________________________________

                    Name:
                    Title:

                 HOLDER SPECIFIED ABOVE (as to
                 obligations of such Holder under
                 the Purchase Contracts)

                 By:_____________________________________
                    not individually but solely as
                    Attorney-in-Fact of such
                    Holder


                 By:__________________________________
                    Name:
                    Title:

    Dated: ______________, ____

                    AGENT'S CERTIFICATE OF AUTHENTICATION

      This is one of the Type B Securities referred to in the within-mentioned Purchase Contract Agreement.

                 By:             ,
                    ---------------------------
                    as Purchase Contract Agent

                 By:
                    ---------------------
                    Authorized Signatory

   (Reverse of Type B Certificate)

      Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of _______________, ____ (as may be supplemented from time to time, the "Purchase Contract Agreement") between the Company and ______________________________, as Purchase
   Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Type B Certificates are, and are to be, executed and delivered.

      Each Purchase Contract evidenced hereby obligates the Holder of this Type B Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price") a number of Common Shares of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to
   (a) if the Applicable Market Value (as defined below) is equal to or greater than $__________ (the "Threshold Appreciation Price"), _______ Common Shares per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $_________, the number of Common Shares per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and
   (c) if the Applicable Market Amount is less than or equal to $___________, then Common Shares per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional Common Shares will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

      The "Applicable Market Value" means the average of the Closing Prices per Common Share on each of the twenty consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date. The "Closing Price" of the Common Shares on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Shares on the New York Stock Exchange (the "NYSE") on such date or, if the Common Shares are not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Shares are so listed, or if the Common Shares are not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Shares on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Shares (A) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Shares.

      In accordance with the terms of the Purchase Contract Agreement, the Holder of this Type B Certificate shall pay the Purchase Price for the Common Shares purchased pursuant to each Purchase Contract evidenced hereby by effecting either an Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder's Type B Securities equal to the Stated Amount of such Purchase Contract to the purchase of the Common Shares.

      The Company shall not be obligated to issue any Common Shares in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate purchase price for the Common Shares to be purchased thereunder in the manner herein set forth. Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall give written notice to the Agent and to the Holders, at their addresses as they appear in the Type B Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) forming a part of each Type B Certificate.

      The Type B Certificates are issuable only in registered form and only in denominations of a single Type B Security and any integral multiple thereof. The transfer of any Type B Certificate will be registered and Type B Certificates may be exchanged as provided in the Purchase Contract Agreement. The Type B Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for Treasury Securities, thereby recreating Type A Securities, shall be responsible for any fees or expenses associated therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Type B Security remains in effect, such Type B Security shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Type B Security in respect of the Treasury Security and the Purchase Contract constituting such Type B Security may be transferred and exchanged only as a Type B Security. A Holder of Type B Securities may create or recreate Type A Securities by delivering to the Collateral Agent Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, with a Stated Amount, in the case of such Debt Securities, or with the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Holder's Security shall be referred to as a "Type A Security." Such substitution may cause the equivalent aggregate principal amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate principal amount outstanding under this Type B Certificate shall not exceed $_____________. All such adjustments to the equivalent aggregate principal amount of this Type B Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

      A Holder of a Type A Security may create or recreate a Type B Security by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the Pledged Debt Securities or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of a Type B Security may be effected only in multiples of _____ Type A Securities for _______ Type B Securities; provided, however, if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Type A Securities, a Holder may make such Collateral Substitution in integral multiples of ______________ Type A Securities for _____________ Type B Securities.

      Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Type B Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments will be payable at the office of the Agent in ______________________ or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Type B Register.

      The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments so deferred shall bear additional Contract Adjustment Payments thereon at the rate of __________% per annum (computed on the basis of a 360 day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments may be deferred to a date that is after the Purchase Contract Settlement Date.

      In the event that the Company elects to defer the payment of Contract Adjustment Payments on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Type B Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of Common Shares equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of the Type B Certificate divided by (y) the Applicable Market Value.

      In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital shares or make guarantee payments with respect to the foregoing (other than (i) purchases or acquisitions of capital shares of the Company in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase capital shares of the Company, (ii) as a result of a reclassification of the Company's capital shares or the exchange or conversion of one class or series of the Company's capital shares for another class or series of the Company's capital shares,
   (iii) the purchase of fractional interests in the Company's capital shares pursuant to the conversion or exchange provisions of the Company's capital shares or the security being converted or exchanged,

   (iv) dividends or distributions in capital shares of the Company (or rights to acquire capital shares) or repurchases or redemptions of capital shares solely from the issuance or exchange of capital shares or (v) redemptions or repurchases of any rights outstanding under a shareholder rights plan or the declaration thereunder of a dividend of rights in the future).

      The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments or any Deferred Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two business days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Type B Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

      Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Type B Certificate, the Holder of this Type B Certificate shall deliver this Type B Certificate to the Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date for any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable, if any, on such Payment Date with respect to such Purchase Contracts. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the Pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive, a number of Common Shares on account of each Purchase Contract forming part of a Type B Security as to which Early Settlement is effected equal to _______ Common Shares per Purchase Contract (the "Early Settlement Rate"); provided however, that upon the Early Settlement of the Purchase Contracts, the Holder thereof will forfeit the right to receive any Deferred Contract Adjustment Payments on such Purchase Contracts. The Early Settlement Rate shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

      Upon registration of transfer of this Type B Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Type B Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

      The Holder of this Type B Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Type B Securities evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Type B Certificate pursuant to the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the Stated Amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

      Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

      The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of ______________.

      The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Type B Certificate is registered as the owner of the Type B Securities evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

      The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Common Shares.

      A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


   TEN COM  -       as tenants in common
                                            Custodian
                   ----------  -----------              ---------------
                                 (cust)                    (minor)


   UNIF GIFT MIN ACT -      Under Uniform Gifts to Minors Act (State)
                            -----------------------------------------


    TEN ENT   -  as tenants by the entireties
    JT TEN -     as joint tenants with right of survivorship and not as
                 tenants in common

   Additional abbreviations may also be used though not in the above list.

                    ------------------------------------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
    --------------------------------------------------------------------
             (Please insert Social Security or Taxpayer I.D. or
                    other Identifying Number of Assignee)

    ---------------------------------------------------------------------
              (Please Print or Type Name and Address Including
                        Postal Zip Code of Assignee)

   the within Type B Certificates and all rights thereunder, hereby irrevocably constituting and appointing
                                             ---------------------------
    attorney to transfer said Type B Certificates on the books of Arvin Industries, Inc. with full power of substitution in the premises.

    Dated:
           -------------------------------------------------
   Signature

   NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Type B Certificates in every particular, without alteration or enlargement or any change whatsoever.

   Signature Guarantee:
   -------------------

   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                           SETTLEMENT INSTRUCTIONS

      The undersigned Holder directs that a certificate for Common Shares deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Type B Securities evidenced by this Type B Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


    Dated:  __________________      ______________________________
		                          Signature
                                          Signature Guarantee:

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

      If shares are to be registered in the name of and delivered to a Person other than the Holder, please print such Person's name and address:

      Please print name and address
      of Registered Holder:


   ------------------------		------------------------
          Name                                 Name

   ------------------------             ------------------------
          Address                              Address

                                        ------------------------
                                        Social Security or other
                                        Taxpayer Identification
                                        Number, if any

                           ELECTION TO SETTLE EARLY

      The undersigned Holder of this Type B Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Type B Securities evidenced by this Type B Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Type B Securities with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for Common Shares deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Type B Certificate representing any Type B Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


   Date:                 	By:
         --------------	           ---------------------------
		                      Name:
                		      Title:
		                      Signature Guarantee:
							  -------------

      Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

      Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

      If Common Shares of Type B Certificates are to be registered in the name of and delivered to and Pledged Treasury Securities are to be transferred to a Person other than the Holder, please print such Person's name and address:

     Please print name and address
        of Registered Holder:


   -----------------------		--------------------------
           Name                  		    Name

   -----------------------		--------------------------
           Address               		    Address

                                        --------------------------
                                        Social Security or other
                                        Taxpayer Identification
                                        Number, if any

      Transfer Instructions for Pledged Treasury Securities Transferable Upon Early Settlement or a Termination Event:

   -----------------------------------------------------------------------
   -----------------------------------------------------------------------
   -----------------------------------------------------------------------
   -----------------------------------------------------------------------




                   [TO BE ATTACHED TO GLOBAL CERTIFICATES]

          SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

      The following increases or decreases in this Global Certificate have been made:

   ==================================================================================================================
                          Amount of          Amount of          Principal Amount          Signature of
                          decrease in        increase in        of this Global            authorized
                          Principal          Principal          Certificate               officer of
                          Amount             Amount             following such            Trustee or
                          of the Global      of the Global      decrease or               Securities Date
                          Certificate        Certificate        increase                  Custodian

     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------------

     ===================================================================================================================




                                  EXHIBIT C

                 INSTRUCTION FROM PURCHASE CONTRACT AGENT TO
                              COLLATERAL AGENT
   Attention:

     Re:   Securities of Arvin Industries, Inc. (the "Company")

     We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of ___________, ____, among the Company, yourselves, as Collateral Agent, and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Type A Securities] [Type B Securities] from time to time, that the holder of securities listed below (the "Holder") has elected to substitute [$___________ aggregate [principal amount] of Treasury Securities] [$_____________ aggregate principal amount of Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for the [Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be], and upon the payment by such Holder of any applicable fees, to release the [Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Type A Securities] [Type B Securities] to us in accordance with the Holder's instructions.


   Date:                By:
     ---------------       ---------------------------------
                           Name:
                           Title:
                           Signature Guarantee:
                                               ---------------

   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

   Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] for the [Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities]:

   -------------------------------   -----------------------------------
        Name                         Social Security or other Taxpayer
                                     Identification Number, if any
    Address

   ------------------------------------

   ------------------------------------

   ------------------------------------

                                                                EXHIBIT D

                   INSTRUCTION TO PURCHASE CONTRACT AGENT
                                 Attention:
          Re:  Securities of Arvin Industries, Inc. (the "Company")

     The undersigned Holder hereby notifies you that it has delivered to ______________________, as Collateral Agent, $__________________
   aggregate principal amount of [Treasury Securities] [Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for the [Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1][4.2] of the Pledge Agreement, dated ______________, ____, between you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Debt Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] related to such [Type A Securities] [Type B Securities].

   Date:___________________  By:______________________________
                             Name:
                             Title:
                             Signature Guarantee: ___________________



   Please print name and address of Registered Holder:



   ____________________________   ________________________________
        Name                      Social Security or other Taxpayer
                                  Identification Number, if any
                                  Address


   _____________________________________

   _____________________________________

   _____________________________________

                                                                EXHIBIT E

                      NOTICE TO SETTLE BY SEPARATE CASH
                                 Attention:
          Re:  Securities of Arvin Industries, Inc. (the "Company")

     The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.4 of the Purchase Contract Agreement, dated as of _____________, ____ among the Company, yourselves, as Purchase Contract Agent and as Attorney-in-Fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Collateral Agent, on or prior to 11:00 a.m. ____________________ time, on the
   Business Day immediately preceding the Purchase Contract Settlement Date, (in lawful money of the United States by [certified or cashiers check or] wire transfer, in each case in immediately available funds), $-------------- as the Purchase Price for the Common Shares issuable to such Holder by the Company under the related Purchase Contract on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders election to make such cash settlement with respect to the Purchase Contracts related to such Holder's [Type A Securities] [Type B Securities].


   Date:                By:
     ---------------            ---------------------------------
                                Name:
                                Title:
                                Signature Guarantee:
                                                     ------------

   Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


    Please print name and address of Registered Holder:


   Please print name and address of Registered Holder:


   ---------------------------  ---------------------------------
        Name                    Social Security or other Taxpayer
                                Identification Number, if any
                                Address

   ------------------------------------


   ------------------------------------


   ------------------------------------